EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of August 18, 2006 (this “Agreement”), by and among Applied Medical Devices, Inc., a Colorado Corporation (the “Company”), the persons listed on Schedule A to this Agreement (each a “Seller” and collectively, the “Sellers”) and the persons listed on Schedule B to this Agreement (each a “Purchaser” and collectively, the “Purchasers”). The Company, each Seller and each Purchaser are referred to herein as a “Party” and collectively, as the “Parties”.

BACKGROUND

The Sellers are the owners of 205,698,790 shares of common stock of the Company and collectively desire to sell the number of shares of said stock set forth opposite their names on Schedule A (the “Seller Shares”). The Seller Shares represent approximately 55% of the issued and outstanding capital stock of the Company as of the date hereof calculated on a fully-diluted basis. The Purchasers desire to purchase all of the Seller Shares by purchasing the number of Seller Shares set forth opposite his name on Schedule B.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Company, the Sellers and the Purchasers hereby agree as follows:

1.     Purchase and Sale.

Each Seller shall sell, transfer, convey and deliver unto the Purchasers the number of Seller Shares set forth opposite each such Seller’s name on Schedule A to this Agreement, and each Purchaser shall acquire and purchase from the Sellers the Seller Shares set forth opposite each such Purchaser’s name on Schedule B to this Agreement.

2.     Purchase Price.

(a) General. The purchase price (the “Purchase Price”) for the Seller Shares, in the aggregate, is Seven Hundred Thousand Dollars ($700,000) payable as specified in this Section 2 subject to the other terms and conditions of this Agreement.

(b) Cash Deposit. Pursuant to a Letter of Intent entered into among the Parties, dated July 27, 2006 (the “Letter of Intent”), the Purchasers made a cash deposit into escrow in the amount of One Hundred Thousand Dollars ($100,000) (the “Cash Deposit”). This Cash Deposit shall be fully credited against the Purchase Price at the Closing.

(c) Payment at Closing. At the Closing, the Purchasers shall pay to the Sellers Six Hundred Thousand Dollars ($600,000), which together with the Cash Deposit, shall be payable in the amounts set forth in Schedule A and Schedule B and allocated as set forth therein.

(d) Company Assets and Liabilities at the Closing.. The Purchase Price is based upon the assumption that there will be exactly $170,000 cash in the Company’s account at the Closing free and clear of any liabilities or claims of any description. The Purchase price shall be increased by the amount of any cash or cash equivalents on the Company’s balance sheet as of the Closing Date in excess of $170,000 and reduced by the amount of any outstanding liabilities (direct or contingent) on the Company’s balance sheet as of the Closing Date.

3.     The Closing.

(a) General. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) not later than August 15, 2006 or such other date as the Purchasers and the Sellers may mutually determine (the “Closing Date”), which date shall be not later than five days following Purchaser’s satisfactory completion of due diligence pursuant to Section 8, below.

(b) Delivery of Certificates in Escrow. Concurrent with the execution of the LOI, each Seller delivered certificates (the “Certificates”) evidencing all of the Seller Shares held by such Seller to Thelen Reid & Priest LLP (“Law Firm”). The Law Firm shall hold such Certificates in escrow pursuant to the Escrow Agreement (the “Escrow Agreement”), which is attached as Exhibit A that was entered into on August __, 2006 by the Law Firm, the Seller Representative (as defined below) and the Purchaser Representative. Pursuant to the Escrow Agreement, the Certificates will be held in escrow until the Closing at which time the Law Firm shall deliver the Certificates to the Purchasers against delivery to the Sellers of the Purchase Price.

(c) Deliveries at the Closing. At the Closing: (i) the Sellers shall deliver to the Purchasers the various certificates, instruments, and documents referred to in Section 12(a) below, (ii) the Purchasers shall deliver to the Sellers the various certificates, instruments, and documents referred to in Section 12(b) below, (iii) the Sellers shall deliver to the Purchasers the Certificates, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee, including delivery by releasing the Certificates from escrow and (iv) the Purchasers shall deliver to the Sellers the Purchase Price.

4.     Appointment of Seller and Purchaser Representatives.

(a) Appointment of Seller Representatives. The Sellers hereby irrevocably constitute and appoint, effective as of the date hereof, Gregory Pusey and Jeffrey McGonegal, each with the authority to act alone without the other (together with their permitted successors, the “Seller Representative”), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to perform on behalf of the Sellers any obligations or undertakings thereunder, to exercise all or any of the powers, authority and discretion conferred on the Seller Representative under any such agreement, to waive any terms and conditions of any such agreement, to give and receive notices on the Sellers’ behalf and to be the Sellers’ exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement and the Seller Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Seller Representative shall not be liable for any action taken or not taken by the Seller Representative in connection with the Seller Representative’s obligations under this Agreement as long as such actions are taken or omitted in good faith and in the absence of willful misconduct or gross negligence. If the Seller Representative shall be unable or unwilling to serve in such capacity, the Seller Representative successor shall be named by those persons holding more than fifty percent (50%) in interest of the Seller Shares.

(b) Appointment of the Purchaser Representative. The Purchasers hereby irrevocably constitute and appoint, effective as of the date hereof, Fountainhead Capital Partners Limited (together with its permitted successors, the “Purchaser Representative”), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to perform on behalf of the Purchasers any obligations or undertakings thereunder, to exercise all or any of the powers, authority and discretion conferred on it under any such agreement, to waive any terms and conditions of any such agreement (other than the amount of the Purchase Price), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement and the Purchaser Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and irrevocable. The Purchaser Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement as long as such actions are taken or omitted in good faith and in the absence of willful misconduct or gross negligence. If the Purchaser Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by those persons agreeing to acquire more than fifty percent (50%) in interest of the Seller Shares pursuant to this Agreement.

5.     Representations and Warranties of the Sellers.

Each Seller jointly and severally represents and warrants to the Purchasers that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

(a) Each Seller has the power and authority to execute, deliver and perform such Seller’s obligations under this Agreement and to sell, assign, transfer and deliver to the Purchasers the Seller Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery any Seller of this Agreement and the consummation of the transactions contemplated hereby.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Sellers will violate or result in a breach of any term or provision of any agreement to which any Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of any Seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller or any properties or assets of any Seller.

(c) This Agreement has been duly and validly executed by each Seller, and constitutes the valid and binding obligation of each Seller and the Company, enforceable against each Seller and the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies. The Seller Representative has been duly appointed herein by the Sellers and has complete authority to act on behalf of the Sellers in matters relating to this Agreement and the transactions contemplated hereby

(d) The Seller Shares are owned beneficially and of record by each Seller in the amounts specified on Schedule A and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. Each Seller owns the number of Seller Shares set forth opposite such Seller’s name on Schedule A free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Seller Shares to the Purchasers, the Purchasers will acquire good, valid and marketable title thereto free and clear of all Liens. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(e) The dates of acquisition of the Seller Shares as specified on Schedule A is true and correct.

6.     Representations and Warranties of the Company.

(a) The Company is a corporation in good standing duly incorporated in the State of Colorado. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s Certificate of Incorporation or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(c) This Agreement has been duly and validly executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

(d) The Company’s authorized capital stock, as of the date of this Agreement and as of the Closing, consists of 750,000,000 shares of Common Stock, no par value per share, of which 340,977,800 shares are issued and outstanding. The Company has issued options to purchase 33,000,000 shares of the Company’s common stock to certain option holders. All of said options shall be fully exercised prior to the Closing. Other than the foregoing, the Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among any Seller and any third party, or (iii) to the best knowledge of the Sellers between or among any of the Company’s stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act. The stockholder list provided to the Purchasers is a current shareholder list generated by its transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company’s Common Stock.

(e) The Company does not have any restrictions in place relative to its ability to implement any reverse split of its common stock

(f) As of the date hereof the Company has total Liabilities of no more than $1,000.00, which Liabilities will be paid off at or prior to the Closing and shall in no event become the Liability of the Purchasers or remain the Liabilities of the Company following the Closing.

(g) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to any Seller’s knowledge, threatened against the Company.

(h) The Company has 11 market makers for its common shares and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Company.

(i) During the period from April 30, 2003 through July 31, 2006, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company (all such documents, as amended or supplemented, are referred to collectively as, the “Company SEC Documents”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable Company SEC Document (collectively, the “SOX Certifications”). The Company has made available to the Purchasers all SOX Certifications and comment letters received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company. Through September 30, 2003, the Company complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act.  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the “Company Financial Statements”) contained in the Company SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of the Company.  As of their respective dates, each the Company SEC Document was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the Company SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other the Company SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor, to the Company’s knowledge, any of its officers has received notice from the SEC or any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

(j) Except for tax returns relating to the fiscal year ended April 30, 2006, which tax returns are currently on extension, the Company has properly and timely filed all federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company or any of its subsidiaries, nor any tax liens whether existing or inchoate on any of the assets of the Company or any of its subsidiaries, except for current year taxes not presently due and payable. No IRS or foreign, state, county or local tax audit is currently in progress. Neither the Company nor any of its subsidiaries has waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company or any of its Subsidiaries for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(k) Except for the 2005 Stock Option Plan, the Company does not have any ongoing operations and does not employ any employees and does not maintain any other employee benefit or stock option plans.

(l) Except as set forth in Schedule 6(l), since April 30, 2006, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its annual report on Form 10-KSB filed for the fiscal year ended April 30, 2006.

(m) The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the knowledge of any Seller, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(n) No representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

7.     Representations and Warranties of the Purchasers.

Each Purchaser represents and warrants to the Sellers as follows:

(a) Each Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of each Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by any Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(c) Each Purchaser is acquiring the Seller Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act. Each Purchaser agrees not to sell or otherwise transfer the Seller Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. Each Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Seller Shares.

(d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

8.     Due Diligence.

Prior to the Closing, the Purchasers will conduct a due diligence investigation relative to the Company and the representations, warranties and covenants of the Sellers and the Company. Sellers and the Company agree to provide the Purchasers and its agents and representatives with any and all due diligence documents reasonably requested, including but not limited to financial statements and evidence of the Company’s good standing in all jurisdictions where it is authorized to do business. Purchaser shall have the right, in its sole discretion, to terminate this Agreement at any time prior to the Closing, without any liability therefor, should it determine that any representation, warranty or covenant of any Seller or the Company is untrue, misleading or cannot be verified through the due diligence process or if the Purchasers determine, in their sole discretion that the Company is unsuitable for use as a vehicle for a reverse acquisition transaction.

9.     Payments at Closing; Brokers; Finders.

At the Closing, in addition to the payment of the Purchase Price, the Purchasers shall make the following cash payments:

a) Applebaum & Zouvas--$45,000.00

b) Growth Direct, LLC--$35,000.00

Other than the foregoing, there are no other finders and no parties shall be responsible for the payment of any finders’ fees other than as specifically set forth herein. Other than the foregoing, neither any Seller nor the Company, nor any of their respective directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement.

10.     Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 12 below).

(b) Form 8-K Filing; Notices and Consents. Concurrent with the Closing of this Agreement, the Company shall cause a Form 8-K to be filed with the U.S. Securities and Exchange Commission with respect to its having entered into a material definitive agreement. The Seller Representative will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Purchaser Representative may reasonably request. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby. The parties acknowledge that SEC Rule 14f-1 under the Securities Exchange Act requires that an information statement containing certain specified disclosures be filed with the Securities and Exchange Commission and mailed to the Company’s shareholders at least 10 days before any person designated by the Purchasers can become a director of the Company. The Purchasers and the Sellers agree to cooperate fully with the Company in the preparation and filing of such information statement and to provide all information therefor respectively needed from them in a timely manner, so as not to cause undue delay in the filing of the information statement or any amendment thereto. Otherwise, neither the Company nor any Seller is aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement. No Costs incurred in connection with such filings, notices and consents shall reduce the Purchase Price in any manner.

(c) Operation of Business. The Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Securities Exchange Act to make the Company a reporting company. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing), (v) enter into any agreement or incur any other commitment or (vi) otherwise engage in any practice, take any action, or enter into any transaction that is inconsistent with the transactions contemplated hereby.

(d) Preservation of Business. The Sellers will cause the Company to keep its business and properties substantially intact.

(e) Notice of Developments. The Sellers will give prompt written notice to the Purchaser Representative of any material adverse development causing a breach of any of the representations and warranties in Section 5 above. No disclosure by any Party pursuant to this Section 10, however, shall be deemed to amend or supplement the disclosures contained in the Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(f) Exclusivity. For so long as this Agreement has not been terminated in accordance with its terms, none of the Sellers or the Company shall, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of the Seller Shares or any capital stock or other voting securities, or any assets (including any acquisition structured as a merger, consolidation, or share exchange) of the Company or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. None of the Sellers will vote the shares of the Company’s Common Stock held by them in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers shall notify the Purchaser immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

11.     Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 13 below). The Sellers acknowledge and agree that from and after the Closing the Purchasers will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 13 below).

12.     Conditions to Obligation to Close.

(a) Conditions to Obligation of the Purchaser.

The obligation of the Purchasers to consummate the transactions to be performed by the Purchasers in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Sections 5 and 6 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) the Company shall have procured all of the third party consents required in order to effect the Closing;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchasers to own the Seller Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) the Sellers shall have delivered to the Purchasers a certificate to the effect that (A) each of the conditions specified above in Section 12(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities;

(vi) The Purchasers shall have received an opinion of counsel customary for transactions of this type that covers, among other things, that the Seller Shares were validly issued, are fully paid and non-assessable and were issued in compliance with all laws, including, without limitation, applicable federal and state securities law and that the transactions contemplated hereby are being effected in compliance with state and federal securities laws;

(vii) The holders of all options to purchase shares of the Company’s Common Stock shall have fully exercised their options to purchase such shares.

(viii) the Purchasers shall have received the resignations, effective as of the tenth (10th) day following the filing by the Company of a Schedule 14f-1 information statement with the Securities and Exchange Commission, of each director of the Company and the Purchasers shall have received the resignations, effective as of the Closing, of each officer of the Company. The designees specified by the Purchasers shall have been appointed as officers of the Company and any designees of the Purchasers who may be lawfully appointed to the Board of Directors of the Company as of the Company shall have been appointed;

(ix) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since July 31, 2006 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Company;

(x) the Purchasers shall have completed their business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to the Purchasers;

(xi) the Purchasers shall have received such pay-off letters and releases relating to Liabilities as they shall have requested and such pay-off letters shall be in form and substance satisfactory to the Purchasers;

(xii) the Purchasers shall have conducted UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company;

(xiii) the Company shall have delivered its Certificate of Incorporation and bylaws, both as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby and the Company shall have delivered to the Purchasers the Company’s original minute book and corporate seal and all other original corporate documents and agreements;

(xiv) the Company shall deliver to the Purchasers a Certificate of Good Standing in respect of the Company issued by the Colorado Secretary of State dated no earlier than 5 days prior to the closing.

(xv) the Company shall have maintained at and immediately after the Closing its status as a company whose Common Stock is quoted on the OTB Bulletin Board; and

(xvi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchasers.

(xvii) Prior to the Closing, the Company shall cause to be prepared the Company’s unaudited financial statements for the period through the Closing Date, which shall be utilized by the Company in the preparation of its Form 10-QSB for the period ending July 31, 2006, to be filed with the U.S. Securities and Exchange Commission following the Closing. The costs of preparation, review and filing of said Form 10-QSB shall be at the sole expense of the Company and payable by the Sellers. Allan K. Lager shall remain an officer of the Company until the Form 10-QSB has been completed and filed with the U.S. Securities and Exchange Commission and he agrees to execute the Form 10-QSB on behalf of the Company, together with all SOX certifications required to be submitted therewith and any management representation letters required in connection with the review thereof by the Company’s auditors.

The Purchasers may waive any condition specified in this Section 12(a) at or prior to the Closing in writing executed by the Purchasers.

(b) Conditions to Obligation of the Seller.

The obligations of the Sellers to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Section 7 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Purchasers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) the Purchasers shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 12(b)(i)-(iii) is satisfied in all respects;

(v) all actions to be taken by the Purchasers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 12(b) at or prior to the Closing in writing executed by the Seller.

13.     Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of twenty four (24) months thereafter.

(b) Indemnification Provisions for Benefit of the Purchasers.

(i) In the event any Seller breaches (or in the event any third party alleges facts that, if true, would mean any Seller has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 13(a) above, provided that the Purchasers make a written claim for indemnification against the Sellers within such survival period, then the Sellers shall jointly and severally indemnify the Purchasers from and against the entirety of any Adverse Consequences the Purchasers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Purchasers may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

(ii) The Sellers shall indemnify the Purchasers from and against the entirety of any Adverse Consequences the Purchasers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date) and (y) for the unpaid taxes of any Person (other than the Company) under Section 1.1502-6 of the Regulations adopted under the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) The Sellers shall indemnify the Purchasers from and against the entirety of any Liabilities arising out of the ownership of the Shares prior to the Closing.

(c) Indemnification Provisions for Benefit of the Seller. In the event the Purchasers breach (or in the event any third party alleges facts that, if true, would mean the Purchasers has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 13(a) above, provided that the Seller makes a written claim for indemnification against the Purchasers within such survival period, then the Purchasers shall indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(d) Matters Involving Third Parties.

(i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 13, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 13(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv) In the event any of the conditions in Section 13(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 13.

(e) Other Indemnification Provisions. The Seller hereby indemnifies the Company against any and all claims that may be filed by a current or former officer, director or employee of the Seller by reason of the fact that such person was a director, officer, employee, or agent of the Company or was serving the Company at the request of the Seller or the Company as a partner, trustee, director, officer, employee, or agent of another entity, whether such claim is for accrued salary, compensation, indemnification, judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought against the Company (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to an agreement, applicable law, or otherwise).

(f) Limitation on Indemnification. Notwithstanding any other provision of this Section 13, the aggregate indemnification to be paid by a Party hereunder with respect to breaches of representations and warranties hereunder shall not exceed the Purchase Price.

14.     Limitation on Liability

(a) Maximum Liability. Notwithstanding any language to the contrary in this Agreement, a Seller shall not be liable to the Purchasers in an aggregate amount greater than the Seller’s pro rata share of the Purchase Price for any cause arising out of or resulting from this Agreement.

15.  Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

(b) the Purchasers and the Seller may terminate this Agreement by mutual written agreement at any time prior to the Closing;

(c) the Purchasers may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if (A) the aggregate of the Company’s Liabilities is equal to, or exceeds $1,000; (B) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Purchasers has notified the Seller of the breach, and the breach has continued without cure for a period of 2 days after the notice of breach; (C) if the Closing shall not have occurred on or before August 15, 2006 by reason of the failure of any condition precedent under Section 12(a) hereof (unless the failure results primarily from the Purchasers themselves breaching any representation, warranty, or covenant contained in this Agreement) or (D) the Purchasers determine, in their sole discretion, that the Company is unsuitable for use as a vehicle for a reverse acquisition transaction; and

(d) the Sellers may terminate this Agreement by giving written notice to the Purchasers at any time prior to the Closing (A) in the event the Purchasers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchasers of the breach, and the breach has continued without cure for a period of 2 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 15, 2006, by reason of the failure of any condition precedent under Section 12(b) hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

(e) Effect of Termination. The Seller shall in no event be permitted to terminate this Agreement unless prior to or accompanying any notice of termination delivered hereunder the Sellers (i) have delivered to the Purchasers the Cash Deposit and any portion of the Purchase Price theretofore paid by the Purchasers and (ii) have notified the Law Firm in writing that any amounts held in escrow by it may released to the Purchasers. If the Purchasers terminate this Agreement pursuant to this Section 14, then the Sellers shall immediately pay to the Purchasers any portion of the Purchase Price theretofore paid by the Purchasers and the Sellers shall immediately notify the Law Firm in writing that any amounts held in escrow by it may released to the Purchasers. Except as aforesaid, if this Agreement terminates pursuant to this Section 14, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of a Party that is then in breach.

(f) Termination for Cause. In the event that the transaction would have closed but for the failure of the other party to close, then the party at fault shall reimburse the not at fault party for its documented reasonable legal fees and related out-of-pocket expenses it has incurred in connection with the transaction not to exceed a maximum of $15,000.00. The parties agree that any damages payable on account of any breach of this Agreement shall be expressly limited to such amount.

16.     Miscellaneous.

(a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

(b) Confidentiality; Press Releases and Public Announcements. Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction which is the subject to this Agreement, without the consent of the other Parties. Neither the Sellers nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchasers; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Sellers and the Company will use their best efforts to advise the other Parties prior to making the disclosure).

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Purchasers and the Sellers; provided, however, that the Purchasers may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder, but no such assignment shall operate to release Purchasers or a successor from any obligation hereunder unless and only to the extent that Seller agrees in writing.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller (or the Company prior to the Closing):

106 S. University Blvd.
#14
Denver, CO 80209
Tel: (303) 722-4008

If to the Purchasers:

Fountainhead Capital Partners Limited
c/o Robert L. B. Diener
122 Ocean Park Blvd.
Suite 307
Santa Monica, CA 90405
(310) 396-1691
Fax (310) 362-8887

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchasers and the Sellers or their respective representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will not bear any of the Sellers’ costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall be permitted to pay expenses incurred by it out of cash held by the Company so long as at least $170,000 is held by the Company at the Closing.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the disclosure Schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the disclosure Schedules identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in the disclosure Schedules or supplied in connection with the Purchasers’ due diligence review, shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 15(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York County, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 15(h) above. Nothing in this Section 15(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

[signature pages follow]

[Sellers Signature Page]

IN WITNESS WHEREOF, each of the undersigned Sellers has duly executed this Agreement the date first above written.

For Entities: Growth Ventures, Inc., PSP&T

By:	/s/ Gary McAdam
Name: Gary McAdam
Title:

Mathis Family Partners Ltd

By:	/s/ Earnest Mathis
Name: Earnest Mathis
Title:

For Individuals (all addresses on Schedule A):

/s/ Gregory Pusey
Gregory Pusey

/s/ Carrie Bell
Carrie Bell

/s/ J. Dan Bell
J. Dan Bell

/s/ Henry Fong
Henry Fong

/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal

/s/ Allan K. Lager
Allan K. Lager

/s/ Warren Ehrlich
Warren Ehrlich

/s/ Tom Olson
Tom Olson

/s/ Steve Bathgate
Steve Bathgate

/s/ Jeff Peierls
Jeff Peierls

/s/ Jill Pusey
Jill Pusey

/s/ Bob Neider
Bob Neider

/s/ Tom Marinelli
Tom Marinelli

/s/ Jill Pusey C/F Jackie Pusey UTMACO
Jill Pusey C/F Jackie Pusey UTMACO

/s/ Chris Pusey
Chris Pusey

/s/ John O’Shea
John O’Shea

/s/ Tom Weinberger
Tom Weinberger

/s/ Doug Hepler
Doug Hepler

/s/ Brian Peierls
Brian Peierls

/s/ Henry Daniel Bell
Henry Daniel Bell

/s/ Kathleen Bell
Kathleen Bell

/s/ Carylyn K. Bell c/f Ian Bell
Carylyn K. Bell c/f Ian Bell

/s/ Carylyn K Bell c/f Caithlyn Bell UTMACO
Carylyn K Bell c/f Caithlyn Bell UTMACO

/s/ Michael & Mary Siemens JTWROS
Michael & Mary Siemens JTWROS

/s/ Kenneth Shearer
Kenneth Shearer

[Purchaser Signature Page]

IN WITNESS WHEREOF, each of the undersigned Purchasers has duly executed this Agreement the date first above written.

FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By:	/s/ Gisele Le Miere
Gisele Le Miere
Director

By:	/s/ Eileen O’Shea
Eileen O’Shea
Director

Address: Jordans (C.I.) Limited PO Box 456 Portman House Hue Street St Helier, Jersey JE4 5RP

[Company Signature Page]

IN WITNESS WHEREOF, the Company has duly executed this Agreement the date first above written.

APPLIED MEDICAL DEVICES, INC.

By:	/s/ Allan K. Lager
Name: Allan K. Lager
Title: President

Address: 106 South University Boulevard Suite 14, Denver, CO 80209

[Signature Page for Seller Representative and Purchaser Representative]

IN WITNESS WHEREOF, each of the undersigned representatives has duly executed this Agreement with respect to the obligations set forth in Section 4 of this Agreement only as of the date first above written.

SELLER REPRESENTATIVE:

/s/ Gregory Pusey
Gregory Pusey

/s/ Kenneth Shearer
Kenneth Shearer

PURCHASER REPRESENTATIVE: FOUNTAINHEAD CAPITAL PARTNERS LIMITED

By:	/s/ Gisele Le Miere
Gisele Le Miere
Director

By:	/s/ Eileen O’Shea
Eileen O’Shea
Director

Address: Jordans (C.I.) Limited PO Box 456 Portman House Hue Street St Helier, Jersey JE4 5RP

[Signature Page for Principal Executive Officer of the Company]

IN WITNESS WHEREOF, the undersigned being the Principal Executive Officer of the Company has duly executed this Agreement as of the date first above written.

PRINCIPAL EXECUTIVE OFFICER:

By:	/s/ Allan K. Lager
Name: Allan K. Lager
Executing this Agreement in his individual capacity in order to induce the Purchasers to enter into this Agreement

SCHEDULE A

SELLERS

Applied Medical Devices, Inc.
Selling Shareholders
Exhibit A
Shareholder	Contact	Address	Shares Acquired 4-Mar-05	Options Exercised 7-Aug-06	Total Shares Held	Shares Being Sold	Proceeds to Selling Shareholder	Shares Retained Post Closing
Greg Pusey	Greg Pusey	106 S. University Blvd., #14, Denver, CO 80209	38,500,000	-	38,500,000	25,712,349	$87,500.00	12,787,651
Carrie Bell	Carrie Bell	3200 Cherry Creek Dr. South, Ste 430, Denver, CO 80209	16,500,000	-	16,500,000	11,019,578	$37,500.00	5,480,422
J. Dan Bell	Dan Bell	81 Glenmoor Drive, Cherry Hills Village, CO 80113	16,500,000	-	16,500,000	11,019,578	$37,500.00	5,480,422
Henry Fong	Henry Fong	319 Clematis Street, Suite 803,West Palm Beach, FL 33401	8,250,000	-	8,250,000	5,509,789	$18,750.00	2,740,211
Growth Ventures, Inc., PSP&T	Gary McAdam	6399 S. Fiddler's Green Circle, Greenwood, CO 80111	16,500,000	-	16,500,000	11,019,578	$37,500.00	5,480,422
Mathis Family Partners Ltd.	Earnest Mathis	2560 West Main Street, Ste 200, Littleton, CO 80120	11,000,000	-	11,000,000	7,346,385	$25,000.00	3,653,615
Jeff McGonegal	Jeff McGonegal	1905 W. Valley Vista Drive, Castle Rock, CO 80109	16,500,000	11,000,000	27,500,000	18,365,963	$62,500.00	9,134,037
Al Lager	Al Lager	1040 S FRANKLIN, Denver, CO 80209	11,000,000	11,000,000	22,000,000	14,692,771	$50,000.00	7,307,229
Warren Ehrlich	Warren Ehrlich	9600 E POUNDSTONE RD, Englewood, CO 80111	11,000,000	-	11,000,000	7,346,385	$25,000.00	3,653,615
Tom Olson	Tom Olson	7315 E. Peakview Ave., Centennial, CO 80111	2,750,000	-	2,750,000	1,836,596	$6,250.00	913,404
Steve Bathgate	Steve Bathgate	5350 S. Roslyn Street, STE 400, Greenwood Village, CO 80111-2124	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807
Jeff Peierls	Jeff Peierls	73 SO HOLMAN WAY, Golden, CO 80401	11,000,000	-	11,000,000	7,346,385	$25,000.00	3,653,615
Jill Pusey	Jill Pusey	106 S. University Blvd., #14, Denver, CO 80209	33,000,000	-	33,000,000	22,039,156	$75,000.00	10,960,844
Bob Neider	Bob Neider	8 GLENMOOR CIRCLE, Englewood CO 80110	11,000,000	-	11,000,000	7,346,385	$25,000.00	3,653,615
Tom Marinelli	Tom Marinelli	7932 Bridge Valley, Clarkston, MI 48348	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807
Jill Pusey C\F Jackie Pusey UTMACO	Jackie Pusey	106 S. University Blvd., #14, Denver, CO 80209	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807
Chris Pusey	Chris Pusey	106 S. University Blvd., #14, Denver, CO 80209	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807

Applied Medical Devices, Inc.
Selling Shareholders
Exhibit A
Shareholder	Contact	Address	Shares Acquired 4-Mar-05	Options Exercised 7-Aug-06	Total Shares Held	Shares Being Sold	Proceeds to Selling Shareholder	Shares Retained Post Closing

John O’Shea	John O’Shea	100 Wall Street 7th floor, New York, NY 10005	11,000,000	-	11,000,000	7,346,385	$25,000.00	3,653,615
Tom Weinberger	Tom Weinberger	11661 San Vicente Blvd., Suite 820, Los Angeles, CA 90049-5116	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807
Doug Hepler	Doug Hepler	815 Cliff Dr., McLeansville, NC 27301	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807
Brian Peierls	Brian Peierls	7808 Harvestman Cove, Austin, TX 78731-1243	11,000,000	-	11,000,000	7,346,385	$25,000.00	3,653,615
Henry Daniel Bell	Danny Bell	3200 Cherry Creek Dr. South, Ste 430, Denver, CO 80209	2,750,000	-	2,750,000	1,836,596	$6,250.00	913,404
Kathleen Bell	Kathleen Bell	3200 Cherry Creek Dr. South, Ste 430, Denver, CO 80209	2,750,000	-	2,750,000	1,836,596	$6,250.00	913,404
Carylyn K. Bell c/f Ian Bell	Carrie c/f Ian Bell	3200 Cherry Creek Dr. South, Ste 430, Denver, CO 80209	2,750,000	-	2,750,000	1,836,596	$6,250.00	913,404
Carylyn K. Bell c/f Caitlyn Bell UTMACO	Carrie c/f Kaitlan Bell	3200 Cherry Creek Dr. South, Ste 430, Denver, CO 80209	2,750,000	-	2,750,000	1,836,596	$6,250.00	913,404
Michael & Marie Siemens JTWROS	Michael & Marie Siemens	5313 Taylor Lane, Fort Collins, CO 80528	5,500,000	-	5,500,000	3,673,193	$12,500.00	1,826,807
Kenneth Shearer	Kenneth Shearer	1175 EMERSON STR #208, Denver, CO 80218	-	11,000,000	11,000,000	7,346,385	$25,000.00	3,653,615
Totals			275,000,000	33,000,000	308,000,000	205,698,790	$700,000.00	102,301,210

2

SCHEDULE B PURCHASERS

NAME AND ADDRESS OF PURCHASER	NUMBER OF SELLER SHARES (including acquisition date)

Fountainhead Capital Partners Limited Jordans (C.I.) Limited, PO Box 456 Portman House, Hue Street St Helier, Jersey JE4 5RP	205,698,790

SCHEDULE 6(l)

(See Attached)

2

EXHIBIT A

Escrow Agreement

(See Attached)